Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178036 and 333-192368 on Form S-8 of our reports dated May 29, 2014, relating to the consolidated financial statements of InvenSense, Inc. and its subsidiaries (collectively, the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended March 30, 2014.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

May 29, 2014